                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            KBK Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                      [KBK CAPITAL CORPORATION LETTERHEAD]



                                 April 7, 2000


Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of KBK capital corporation at 10:00 a.m. on Tuesday, May 9, 2000. A formal notice setting forth the business to come before the meeting and a Proxy Statement are enclosed. The meeting will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas. Parking is available in the Calhoun Street garage located adjacent to the City Center II building.

     At the meeting, you will be asked to elect two directors to serve for a term of three years and ratify the selection by the Board of Directors of KPMG LLP as independent accountants. These matters are described in detail in the enclosed Proxy Statement. Your Board of Directors recommends that you vote FOR both proposals.

     I encourage you to attend the meeting in person. Whether or not you are able to attend, please take a moment now to read the enclosed Proxy Statement and then sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted. Regardless of the number of shares you own, it is very important that you be represented at the Annual Meeting.

     Thank you for your cooperation and continued support.

                                             Sincerely,



                                             /s/ ROBERT J. McGEE
                                             -------------------------
                                             Robert J. McGee
                                             Chairman of the Board and
                                             Chief Executive Officer

                      [KBK CAPITAL CORPORATION LETTERHEAD]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 9, 2000


To the Stockholders:

         The 2000 Annual Meeting of Stockholders of KBK Capital Corporation will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas on Tuesday, May 9, 2000, at 10:00 a.m., local time, for the following purposes:

          1.   To elect two directors to serve for a term of three years;

          2. To ratify the selection by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 2000; and

          3. To consider and act upon any other business that may properly be brought before the meeting.

         The close of business on March 21, 2000 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of the record date will be available for examination by any stockholder at the Annual Meeting and at the principal executive offices of the Company for the ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING, NO MATTER HOW MANY SHARES YOU OWN. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              By Order of the Board of Directors



                              /s/ DEBORAH B. WILKINSON
                              Deborah B. Wilkinson
                              Assistant Secretary


April 7, 2000
Fort Worth, Texas

                             KBK CAPITAL CORPORATION
                                  301 COMMERCE
                               2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 9, 2000


                    PROXY SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of KBK Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 2000 at 10:00 a.m., local time, at 301 Commerce Street, 2200 City Center II, Fort Worth, Texas, and at any adjournment thereof. THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE BEING FIRST MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 7, 2000.

         A proxy card is enclosed for your use. YOU ARE REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Assistant Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke the proxy. Each properly executed unrevoked proxy will be voted as indicated thereon. Where specific instructions are not indicated, the proxy will be voted FOR the approval of the election of two directors to serve for a term of three years, FOR the ratification of the selection of KPMG LLP as independent auditors, and in the discretion of the persons named as proxies with respect to any other matters that may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 21, 2000, as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, 340,000 shares of the Company's common stock were subject to issuance upon exercise of warrants, and there were outstanding 2,940,027 shares of the Company's Common Stock. Warrant holders are not entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. The Company's personnel will not be compensated for such solicitation.

         The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present (whether in person or by proxy), an abstention will have the same effect as a vote "against" the proposal. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of

KPMG LLP as independent auditors. With respect to the election of Directors, the two nominees who receive the most votes at the meeting will be elected.

         A copy of the Company's 1999 Annual Report on Form 10-KSB, which includes the consolidated financial statements of the Company for the year ended December 31, 1999, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.


                                 AGENDA ITEM 1:

                              ELECTION OF DIRECTORS



     THE BOARD OF DIRECTORS OF THE COMPANY IS DIVIDED INTO THREE CLASSES (CLASS I, CLASS II AND CLASS III). AT EACH ANNUAL MEETING OF STOCKHOLDERS, DIRECTORS CONSTITUTING ONE CLASS ARE ELECTED FOR A THREE-YEAR TERM. THE BOARD OF DIRECTORS CURRENTLY CONSISTS OF SEVEN MEMBERS.

         TWO DIRECTORS WILL BE ELECTED AT THE ANNUAL MEETING AS CLASS I DIRECTORS. THE REMAINING FIVE DIRECTORS NAMED BELOW ARE NOT REQUIRED TO STAND FOR ELECTION AT THE ANNUAL MEETING BECAUSE THEIR PRESENT TERM EXPIRES IN EITHER 2001 OR 2002. THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING INDIVIDUALS, EACH OF WHOM IS AN INCUMBENT DIRECTOR, TO SERVE AS CLASS I DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003 AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFY.

            R. EARL COX, III          -        CLASS I - THREE YEAR TERM
            MARTHA V. LEONARD         -        CLASS I - THREE YEAR TERM

         Shareholders may not cumulate their votes in the election of directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons, if any, as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

Set forth below is the name and certain information regarding each of the two nominees for election as a director under Class I, as well as each of the other directors of the Company:

CLASS I DIRECTORS - TERM TO EXPIRE 2003:

          R. EARL COX, III, 66, has served as a Director of the Company since May 1996 and is Chairman of Tandy Crafts, Inc., a retail specialty chain headquartered in Fort Worth, Texas. Mr. Cox is also a co-owner of Ofco Office Furniture Stores, Inc., a chain of retail office furniture stores and President of R.E. Cox Realty Company, a property management company. Mr. Cox is a director of Inspire Insurance Solutions.

          MARTHA V. LEONARD, 63, has served as a Director of the Company since May 1996 and manages her private investment portfolio. Ms. Leonard built and developed Leonard Golf Links, a teaching/practice facility which she has since sold. Ms. Leonard serves as a director on various charitable and civic boards.

CLASS II DIRECTORS - TERM TO EXPIRE 2001:

          THOMAS M. SIMMONS, 47, has served as a Director of the Company since October 1995. Mr. Simmons is the Managing Director in the Houston office of SpencerStuart & Co., an executive search firm. Prior to joining SpencerStuart, Mr. Simmons was President and Chief Executive Officer of Transamerica Fund Management Company with assets under management in excess of $3 billion.

          HARRIS A. KAFFIE, 50, has served as a Director of the Company since May 1996 and is a director of CCNG, Inc., a privately held oil and natural gas exploration and production company, which also owns and operates mid-stream natural gas assets. Mr. Kaffie is also a director of Blue Dolphin Energy Company, a publicly held company engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation and marketing.


CLASS III NOMINEES - TERM TO EXPIRE 2002:

          ROBERT J. MCGEE, 45, has served as Chairman of the Board, Director and Chief Executive Officer of the Company since he founded the Company in February 1992 and was elected President in January 1994. Prior to his association with the Company, Mr. McGee was Chairman of the Board of Texas Commerce Bank, Fort Worth, National Association from September 1989 to April 1992.

          DANIEL R. FEEHAN, 49, has served as a Director of the Company since February 1992. Mr. Feehan is President and Chief Operating Officer and a Director of Cash America International, Inc., a consumer lending corporation, and has served in such capacities since January 1990. He has been associated with Cash America International, Inc. since 1988.

          THOMAS L. HEALEY, 66, was first elected as a Director of the Company in April 1994. Mr. Healey retired from the law firm of Andrews & Kurth LLP in 1993 after having been a partner or of counsel at such firm since 1974. Since his retirement from Andrews & Kurth, Mr. Healey has been a private investor.


COMMITTEES

          The Board of Directors has established the following standing committees:

          Asset Quality Committee. The Asset Quality Committee, which is currently comprised of Mr. Feehan (Chairman), Mr. Cox, Mr. Healey, and Mr. McGee, is entitled to exercise all of the powers of the Board of Directors of the Company with respect to the oversight and assessment of the credit quality of the Company's earning asset portfolio and the review and monitoring of the adequacy of the Company's allowance for credit losses for any and all classes of earning assets. This committee is responsible for the review and approval of all financing, purchase and loan commitments that exceed the Company's house or concentration limits, as that limit stands from time to time as established by the full Board, provided that in the exercise of such powers such committee shall be limited by applicable law, the Restated Certificate of Incorporation and Bylaws of the Company and as the full Board may otherwise direct. The Asset Quality Committee held five meetings during 1999.

          Audit Committee. The Audit Committee, which is currently comprised of Mr. Healey (Chairman), Mr. Feehan, and Mr. Simmons, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to the Company's internal control systems, compliance with laws and regulations and with its codes of conduct and other matters related to audit functions. During 1999, the Audit Committee held two meetings. The Board of Directors has adopted a written charter for the Audit Committee which is included as Exhibit A to this Proxy Statement. All of the Audit

          Committee members are independent, as independence is defined in
          Section 121 (A) of the American Stock Exchange's listing standards.

          Compensation Committee. The Compensation Committee, which is currently comprised of Mr. Simmons (Chairman), Mr. Feehan, and Mr. McGee, administers the Company's 1994 Stock Option Plan and the 1996 Long-Term Incentive Plan and has responsibility for making recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers, and the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held three meetings during 1999.

          Executive Committee. The Executive Committee, which is currently comprised of Mr. McGee (Chairman), Mr. Feehan, Mr. Simmons, Mr. Healey, and Mr. Kaffie, is entitled to exercise all of the powers of the Board of Directors of the Company in the management of the property, business and affairs of the Company to the extent permitted by law, the Restated Certificate of Incorporation and the Bylaws of the Company and such limits as the full Board may otherwise direct. The Executive Committee held seven meetings during 1999.

          Markets Committee. The Markets Committee, which is currently comprised of Mr. Kaffie (Chairman), Ms. Leonard, Mr. Cox, and Mr. McGee, compares monthly results to budget, reviews and approves new products, the establishment of geographic markets, new offices, pricing and strategy relative to the marketing of the Company's products, the maintenance and improvement of the Company's competitive position in the financial services industry generally and all matters incidental or relating to the foregoing. The Markets Committee held eleven meetings in 1999.

          Nominating Committee. The Nominating Committee, which is currently comprised of Mr. Simmons (Chairman), and Mr. McGee, provides recommendations to the Board for nominees to serve as Directors of the Company. The Nominating Committee held no meetings during 1999.


ATTENDANCE AND FEES

         The Company's Board of Directors held six meetings in 1999. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

         Each director who is not also an officer or employee of the Company receives a fee of $1,500 per board meeting, $500 per committee meeting, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, pursuant to the terms of the Company's 1994 Stock Option Plan, each non-employee director automatically receives a ten-year option to purchase 5,000 shares of Common Stock at fair market value at the date of grant each year of election as a director, which option vests six months after the date of grant. Pursuant to the 1994 Stock Option Plan, each of Mr. Feehan and Mr. Healey received grants during 1999 to purchase 5,000 shares of Common Stock with an exercise price of $5.94 per share.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). They have also discussed with the independent accountants the independent accountants' independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In 1994, the Company adopted a program pursuant to which officers of the Company and its operating subsidiary could, subject to certain limitations, borrow funds from the Company's operating subsidiary to enable them to hold Common Stock or purchase Common Stock of the Company in the open market. The amount of loans available under the program may not exceed $600,000, and no more than $199,000 of loans may be extended during any calendar quarter. Such loans bear interest at a published prime rate plus 1% (which interest may be added to principal under certain circumstances), and are payable prior to termination of employment under certain conditions, and in any event must be repaid within 60 days after termination of employment. Pursuant to this program, Robert J. McGee, the Chairman of the Board and Chief Executive Officer of the Company, had a maximum principal amount outstanding under such program during 1999 of $323,470, including $11,375 of interest accrued in 1999 and added to principal in 2000. Mr. McGee also has a loan applicable to other assets during 1999 with a principal balance of $25,000. The balances outstanding as of March 21, 2000, were $506,354 and $25,000, respectively.

         During 1999, the Company continued its commercial paper program (CP Program). Under the CP Program, certificates may be issued for terms ranging from 30 to 270 days at interest rates comparable to the Company's alternative unsecured funding sources. Pursuant to this program, the Company had a maximum balance of $700,000 issued to Kenneth H. Jones, Jr., a former Director of the Company, a maximum balance of $500,000 issued to a former shareholder associated with Coastal Capital Financial Resources, Inc., which was acquired by the Company in December 1994, and a maximum balance of $100,000 issued as a result of client collateral requirements. The rates paid to Mr. Jones were consistent with the rates paid to other participants for similar terms. At March 21, 2000, the Company had a balance of $100,000 under the CP Program.

                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of Common Stock as of March 21, 2000, for each director and director nominee, each executive officer named in the Summary Compensation Table included under the heading "Information Concerning Executive Officers," all directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned by them.



                                                                 SHARES OWNED BENEFICIALLY
                                                                 -------------------------
NAME                                                             NUMBER            PERCENT
----                                                             ------            -------
Robert J. McGee (1)(2)                                         1,150,095             34.9%
Harris A. Kaffie (2)(4)                                          313,400              9.5%
Daniel R. Feehan  (2)(3)                                         210,000              6.4%
Jack R. Roper  (2)                                                41,632              1.3%
Thomas L. Healey (2)                                              25,000                 *
L. Allen Jarboe (2)                                               24,755                 *
Thomas M. Simmons (2)                                             22,900                 *
R. Earl Cox, III (2)                                              16,950                 *
Martha V. Leonard (2)                                             16,000                 *
Deborah B. Wilkinson (2)                                           1,557                 *
All directors and executive officers
          as a group (10 persons) (1)(2)(3)(4)                 1,822,289             55.3%
Sirmon Commercial Finance, L.L.C. (1)(5)                         328,795             10.0%
Orbis Pension Trustee Limited (6)                                280,000              8.5%
Derby Trust plc (6)                                              120,000              3.6%
Dimensional Fund Advisors, Inc. (7)                              267,500              8.1%

-----------------------

* Less than one percent

1. Includes 100,000 shares owned by trusts for the benefit of Mr. McGee's children, as to which shares Mr. McGee disclaims beneficial ownership. Also includes 328,795 shares, owned by Sirmon Commercial Finance, L.L.C. and held in escrow, as to which Mr. McGee shares voting power pursuant to a Voting Agreement and Irrevocable Proxy entered into in connection with the Company's repurchase of shares from former shareholders of Coastal Financial Resources, Inc., which was acquired by the Company in 1994. See discussion below. Mr. McGee's address is 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102.

2. Includes shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. McGee - 17,200; Mr. Kaffie - 15,000; Mr. Feehan - 30,000; Mr. Roper - 40,600; Mr. Simmons - 15,000; Mr. Healey - 25,000; Mr.
     Cox - 10,000; Ms. Leonard - 10,000; Mr. Jarboe - 9,200; Ms. Wilkinson - 800; all directors and executive officers as a group - 172,800.

3. 180,000 of the shares shown are issuable upon exercise of warrants (including 40,000 shares issuable upon exercise of warrants owned by trusts for the benefit of Mr. Feehan's children). Mr. Feehan's address is 1600 W. 7th Street, Fort Worth, Texas 76102.

4. 10,000 of such shares are owned by a trust for the benefit of Mr. Kaffie's child of which Mr. Kaffie is trustee and as to which Mr. Kaffie disclaims beneficial ownership.

5. The address of Sirmon Commercial Finance, L.L.C., is P.O. Box 777, Abbeville, Louisiana 70511.

6. The address of the Orbis Pension Trustees Limited and Derby Trust plc is 1 Connaught Place, London, W2 2DY. Orbis Pension Trustees Limited and Derby Trust plc are managed by Chatsworth Management Services Limited, at the same address, and may, for the purposes of the rules and regulations of the Securities and Exchange Commission, be deemed to beneficially own these shares.

7. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


     Pursuant to an agreement with certain former holders of the capital stock of Coastal Financial Resources, Inc. under which the Company acquired such holders' capital stock of Coastal Financial Resources, Inc. and issued in connection therewith 500,000 shares of Common Stock of the Company, each such holder has agreed for a ten-year period commencing December 30, 1994 to vote all Common Stock beneficially owned by such holder, with respect to each matter submitted to the stockholders of the Company, in the same proportion as the stockholders of the Company (other than such holders) vote their shares of Common Stock. As a result, approximately 11% of the outstanding Common Stock of the Company will be voted at the Annual Meeting with respect to each matter in the same proportion as the stockholders of the Company (other than such holders) vote their shares.

     In addition, the Voting Agreement and Irrevocable Proxy between the Company and the former shareholders of Coastal Financial Resources, Inc. provides that any shares of Common Stock held in the escrow will be voted in accordance with the recommendations of management for the term of the escrow.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

          The following table sets forth certain information about the executive officers of the Company:


          Name                              Age                     Position
          ----                              ---                     ---------
          Robert J. McGee                   45                 Director, Chairman of the
                                                               Board and Chief Executive Officer

          Jack R. Roper                     46                 Executive Vice President-Systems
                                                               and Administration

          L. Allen Jarboe                   47                 Executive Vice President and
                                                               Chief Credit Officer

          Deborah B. Wilkinson              49                 Executive Vice President, Chief Financial
                                                               Officer and Assistant Secretary


          ROBERT J. MCGEE - see "ELECTION OF DIRECTORS" above.

          JACK R. ROPER has served as Executive Vice President of Operations for KBK since January, 1994. He has been an executive officer of the Company's operating subsidiary, KBK Financial, Inc., since 1989. From 1986 through 1989, Mr. Roper was senior consultant with KPMG LLP. Prior to 1986, Mr. Roper served as regional President for U-Haul and was self employed.

          L. ALLEN JARBOE was named Executive Vice President and Chief Credit Officer of KBK Capital Corporation and the Company's operating subsidiary effective April 1998. Prior to joining the Company, Mr. Jarboe served as Director of Corporate/Commercial Assets for Barnett Banks, Inc. in Jacksonville, Florida from 1991 to 1998.

          DEBORAH B. WILKINSON joined the Company's operating subsidiary in March 1997 as Vice President and Controller of the Company. Effective July 1999 Ms. Wilkinson was named Executive Vice President and Chief Financial Officer of KBK Capital Corporation and the Company's operating subsidiary. Prior to joining the Company, Ms. Wilkinson was Senior Vice President and Controller for First State Bank of Texas in Denton, Texas from 1990 to March 1997.

          The Company's executive officers are elected annually by, and serve at the discretion of, the Board of Directors.


COMPENSATION OF EXECUTIVE OFFICERS

          The table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (the "Named Executives") who earned more than $100,000 in combined salary and bonus.

                           SUMMARY COMPENSATION TABLE



                                                                                                   LONG-TERM
                                                ANNUAL COMPENSATION                           COMPENSATION AWARDS
                              ----------------------------------------------------------     SECURITIES UNDERLYING
                                                                                OTHER ANNUAL     STOCK OPTIONS
NAME AND PRINCIPAL POSITION        YEAR              SALARY         BONUS       COMPENSATION    (NUMBER OF SHARES)
---------------------------        ----              ------         -----       ------------ ---------------------
 Robert J. McGee                   1999             $246,109           --                  *            20,000
   Chairman of the Board,          1998             $247,833     $100,000                  *             6,000
    and Chief Executive Officer    1997             $224,000           --                  *                --
 J. Dugan Smith (1)                1999             $163,593           --                  *                --
   Executive Vice President        1998             $218,333     $ 75,000                  *             9,760
                                   1997             $176,667           --                  *            60,716
 Jack R. Roper (2)                 1999             $155,166           --            $13,899  (2)       40,160
   Executive Vice President        1998             $148,750     $ 20,000            $14,609  (2)        4,880
   of Servicing                    1997             $135,504           --            $15,000  (2)       17,858
 L. Allen Jarboe (3)(4)            1999             $163,479           --                  *            35,317
    Executive Vice President       1998             $125,019     $ 50,000  (4)             *            41,000
    and Chief Credit Officer
 Deborah B. Wilkinson (5)          1999             $125,182           --                  *            33,437
    Executive Vice President       1998             $115,708     $ 30,000                  *             5,253
    & Chief Financial Officer      1997              $85,417           --                  *            11,904
 Jay K. Turner (4)(6)              1999             $166,481           --                  *                --
    Executive Vice President       1998             $156,490     $ 25,000  (4)             *            41,000
    and Chief Financial Officer

--------------------------
*Less than 10% of combined salary and bonus.

(1)  Mr. Smith joined the Company in May 1996 and resigned in June 1999.

(2)  Mr. Roper received a pro-rated moving allowance during 1996 through 1999.

(3)  Mr. Jarboe joined the Company in April 1998.

(4) Mr. Jarboe and Mr. Turner received signing bonuses upon employment with the Company.

(5)  Ms. Wilkinson joined the Company in March 1997.

(6) Mr. Turner joined the Company in February 1998 and resigned from the Company in May 1999.

STOCK OPTION GRANTS IN 1999

         The following table contains certain information concerning stock options granted to the Named Executives in 1999.


                                                      INDIVIDUAL GRANTS
        ------------------------------------------------------------------------------------------------------------
                                      NUMBER OF        PERCENT OF
                    NAME              SECURITIES      TOTAL OPTIONS
                                      UNDERLYING       GRANTED TO         EXERCISE
                                       OPTIONS        EMPLOYEES IN         PRICE          GRANT        EXPIRATION
                                       GRANTED         FISCAL YEAR      (PER SHARE)        DATE           DATE
        ------------------------- ----------------- ----------------- --------------- -------------- ---------------
         Robert J. McGee                20,000            10.1%            $5.38         10/20/99        10/19/04
         L. Allen Jarboe                20,000            10.1%            $5.38         10/20/99        10/19/04
                                        15,317             7.7%            $5.06          9/13/99         5/21/07
         Jack R. Roper                  20,000            10.1%            $5.38         10/20/99        10/19/04
                                        20,160            10.2%            $5.06          9/13/99         5/21/07
         Deborah B. Wilkinson           20,000            10.1%            $5.38         10/20/99        10/19/04
                                        13,437             6.8%            $5.06          9/13/99         5/21/07

STOCK OPTION EXERCISES IN 1999; VALUE OF UNEXERCISED STOCK OPTIONS

         The following table contains certain information concerning the value of unexercised options at December 31, 1999. No stock options were exercised by the Named Executives in 1999.


                             NUMBER OF SECURITIES UNDERLYING            VALUE ($) OF UNEXERCISED IN-THE-MONEY
                             UNEXERCISED OPTIONS AT YEAR-END                 OPTIONS AT YEAR-END (1)


                                      EXERCISABLE/                                EXERCISABLE/
NAME                                 UNEXERCISABLE                               UNEXERCISABLE
----                                 -------------                               -------------

Robert J. McGee                     13,200/32,800                                    0/0

Jack R. Roper                       38,600/66,298                                    0/0

L. Allen Jarboe                      5,200/71,117                                    0/0

Deborah B. Wilkinson                   800/49,794                                    0/0


(1) Based upon the difference between the closing price of the Company's Common Stock of $3.375 on December 31, 1999 (the last trading day of 1999) and the exercise price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

         The Company has entered into Change of Control Employment Agreements with four of its executive officers, Messrs. McGee, Roper, Jarboe and Ms. Wilkinson, which provide that from and after a Change of Control (as defined therein) until the second anniversary of the Effective Date of the Change of Control, if (i) the Company terminates employment of the executive for any reason other than for Cause (as defined therein), death or disability, (ii) the executive terminates employment for Good Reason (as defined therein), or (iii) the executive terminates employment after the first anniversary for any reason or no reason, such executive will be entitled to a payment equal to two years' base salary, continued health coverage for one year from the date of termination or through the end of the second anniversary of the Effective Date of the Change of Control, whichever is longer, and the extension of certain rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For purposes of the Change of Control Employment Agreements, a Change of Control occurs if (i) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a group as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or a contested election for the Board of Directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.


                                 AGENDA ITEM 2:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         The stockholders are asked to ratify the Board of Directors' appointment of KPMG LLP, an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 2000. KPMG LLP has audited the books of the Company since its inception in 1992 and has audited the books of the Company's operating subsidiary since 1962. Representatives of KPMG LLP are expected to be at the Annual Meeting with the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established by the Company and by the rules of the Securities and Exchange Commission.

PROPOSALS FOR THE 2001 ANNUAL MEETING

         Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of holders of the Company's Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2001 and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company, addressed to Deborah B. Wilkinson, Assistant Secretary, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102, NO LATER THAN DECEMBER 1, 2000. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's Bylaws provide that, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Assistant Secretary of the Company. TO BE TIMELY FOR THE 2001 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 ON OR BEFORE FEBRUARY 1, 2001. A stockholder's notice to the Assistant Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to any such proposal.


NOMINATIONS FOR THE 2001 ANNUAL MEETING AND SPECIAL MEETINGS

         Pursuant to the Company's Bylaws, only persons who are nominated in accordance with the procedures set forth in the Bylaws and who are less than 70 years of age at the time of nomination or election are eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice described below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures described below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 (i) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, ON OR BEFORE FEBRUARY 1, 2001, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors not later than the close of business on the tenth (l0th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director, if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and
(ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to nominations of directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required also to furnish to the Company copies of all such forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or on written representations from certain reporting persons that all of the Company's executive officers, directors and more than 10% stockholders timely made all required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                     GENERAL

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly be brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters. A copy of the Company's Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to the report) by written request made to the Corporate Secretary, KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

                                    EXHIBIT A

                             KBK CAPITAL CORPORATION
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER


The Audit Committee shall review the Company's auditing, accounting and financial reporting processes, its systems of internal controls regarding accounting, finance, compliance with laws and regulations and with its codes of conduct, provide an open avenue of communication among the outside auditors, senior management and the board of directors, and in all matters relating to the annual audit of the Company's financial statements and the Company's relations with its independent auditors, the Audit Committee shall have and may exercise all of the authority of the Board, subject to the limitations, if any, of the Corporate Bylaws, and any applicable sections of the Delaware General Corporation Law; and, without limiting the generality of the foregoing, the following Charter for the Audit Committee is hereby adopted:

COMPOSITION

o The Audit Committee shall consist of not less than three independent directors, each of whom shall be financially literate and at least one of whom shall have accounting or related financial management expertise. The qualifications required of audit Committee members shall be interpreted in conformity with Section 121 of The American Stock Exchange's Listing Standards.

o    The Chairman of the Audit committee shall be selected by the Board.

o The Audit Committee shall meet at least quarterly. Additional meetings shall be scheduled as deemed appropriate.

ROLES AND RESPONSIBILITIES - RELATIONSHIP WITH OUTSIDE AUDITORS

o The Company's outside auditors are ultimately responsible to the Board and the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

o Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities.

o The Audit Committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

INTERNAL CONTROLS

o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls.

o Focus on the extent to which outside auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

o Gain an understanding of whether internal control recommendations made by outside auditors have been implemented by management.

o The Audit Committee is responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and taking appropriate action to oversee the independence of the outside auditors.

o Request that the internal and outside auditors inform the Audit Committee of any fraud, illegal acts, deficiencies in internal controls that come to the Auditors' attention and such other matters as the auditors conclude should be brought to the attention of the Audit Committee.

FINANCIAL REPORTING
General

o Review significant accounting and reporting issues applicable to the Company, including recent professional and regulatory pronouncements and understand their impact on the financial statements.

o Ask management and the internal and outside auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

o Review the annual financial statements and determine whether they are complete and consistent with the information known to Audit committee members, and assess whether the financial statements reflect appropriate accounting principles.

o    Pay particular attention to complex or unusual transactions.

o Meet with management and separately with the outside auditors to review the financial statements and the results of the audit.

o Consider management's handling of proposed audit adjustments identified by the outside auditors.

o Review the MD&A and other sections of the Company's Form 10-K Annual Report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations.

Interim Financial Statements

o Be briefed on how management develops and summarizes quarterly financial information and the extent to which the outside auditors review quarterly financial information.

o Meet with management and, if a pre-issuance review was completed, review the interim financial statements and the results of the review with the outside auditors.

o Obtain explanations from management and from the outside auditors on whether:

     - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

     - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices.

     - Generally accepted accounting principles have been consistently applied.

     - There are any actual or proposed changes in accounting or financial reporting practices.

     -    There are any significant or unusual events or transactions.

     - The Company's financial and operating controls are functioning effectively.

     -    The Company has complied with the terms of loan agreements.

     - The interim financial statements contain adequate and appropriate disclosures.

COMPLIANCE WITH LAWS AND REGULATIONS

o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or account irregularities.

o    Periodically obtain updates from management regarding compliance.

o Be satisfied that regulatory compliance matters have been considered in the preparation of the financial statements.

o Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission which have supervisory authority over the Company.

COMPLIANCE WITH CODES OF CONDUCT

o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Company's codes of conduct and the guidelines for acceptable business practices.

o    Review the program for monitoring compliance with the codes of conduct.

OUTSIDE AUDIT

o    Review the outside auditors' proposed audit scope and approach.

o Review the performance of the outside auditors and recommend to the Board the appointment or discharge of the outside auditors.

o Review and confirm the independence of the outside auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

o Meet with the outside auditors, management and any employee seeking to meet with the Audit Committee about any matter within its purview in separate executive sessions to discuss any matters that the Committee or these persons believe should be discussed privately.

o Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis.

o Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

o Review the policies and procedures in effect for considering officers' expenses and perquisites.

o    Perform other oversight functions as requested by the Board.

REPORTING RESPONSIBILITIES

o Regularly update the Board about Audit Committee activities and make appropriate recommendations.

                             KBK CAPITAL CORPORATION
                        301 COMMERCE, 2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

                          PROXY FOR 2000 ANNUAL MEETING

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2000. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 BELOW AND IN THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

         As evidenced by the signatures hereon, the undersigned hereby appoints Robert J. McGee and Deborah B. Wilkinson, or any one of them, as proxies, each with full power of substitution, to represent and vote all shares of Common Stock of KBK Capital Corporation (the "Company") that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Company to be held in Fort Worth, Texas on May 9, 2000, at 10:00 a.m., (local time), and all adjournments and postponements thereof. Said proxies are directed to vote as instructed herein on the matters set forth and otherwise at their discretion. Receipt of a copy of the Notice of the 2000 Annual Meeting and Proxy Statement is hereby acknowledged.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

1.       Election of Directors              FOR all nominees     [ ]    WITHHOLD AUTHORITY to vote     [ ]   *EXCEPTIONS      [ ]
                                            listed below.               for all nominees listed below.

Nominees: Class I - Term to expire 2003: R. Earl Cox, III and Martha V. Leonard
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_________________________________________________________________________________________________________




2.  Ratification of the selection of KPMG LLP                              3. In their discretion, upon any other business which may
    as independent auditors for the fiscal year ending December 31, 2000       properly come before said meeting.
    FOR     [ ]          AGAINST    [ ]        ABSTAIN    [ ]


                                                                               Change of Address or       [ ]
                                                                               Comments Mark Here


                                                                               Please sign exactly as name appears hereon.
                                                                               Joint owners must each sign. When signing as
                                                                               attorney, executor, administrator, trustee
                                                                               or guardian, please give full title as it
                                                                               appears hereon. If held by a corporation,
                                                                               please sign in full corporate name by the
                                                                               president or other authorized officer.


                                                                               Dated:_______________________________________,2000

                                                                               ---------------------------------------------------
                                                                                      Signature(s) of Stockholders(s) ________

                                                                               ---------------------------------------------------
                                                                                      Signature(s) of Stockholders(s) ________


Please sign exactly as your name appears, mark any address correction, date and
return this proxy using the enclosed envelope.                                  Votes must be indicated            [ ]
                                                                                (X) in Black or Blue ink.